Registration No. 333-_______

  ===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________
                      DIAL-THRU INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                    Delaware                      75-2461665
          (State or other jurisdiction         (I.R.S. Employer
        of incorporation or organization)     Identification No.)

                                               John Jenkins
     700 South Flower, Suite 2950       700 South Flower, Suite 2950
     Los Angeles, California 90017      Los Angeles, California 90017
            (213) 627-7599                     (213) 627-7599
     (Address, including zip code,    (Name, address, including zip code,
    and telephone number, including     and telephone number, including
       area code, of registrant's            area code, of agent
      principal executive offices)               for service)

                                 ____________
                                   Copy to:
                           CYNTHIA M. DUNNETT, ESQ.
                              Riordan & McKinzie
                      300 South Grand Avenue, Suite 2900
                        Los Angeles, California 90071
                                (213) 629-4824

                                 ____________
        Approximate date of commencement of proposed sale to the public:
   From time to time as described in the prospectus included herein after the effective date of this registration statement.
                                 ____________

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
 following box. [   ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
 the earlier effective registration statement for the same offering. [   ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
 Securities Act  registration  statement  number  of  the  earlier  effective
 registration statement for the same offering. [   ]

       If delivery of the prospectus is expected to be made pursuant to  Rule
 434, please check the following box. [   ]
                                 _____________


                        CALCULATION OF REGISTRATION FEE
  ===========================================================================

 Title of each class   Amount To      Proposed        Proposed      Amount of
 of Securities to be      Be          Maximum          Maximum    Registration
     Registered       Registered   Offering Price     Aggregate        Fee
                          (1)      Per Share (2)      Offering
                                                      Price (2)
  ---------------------------------------------------------------------------
  Common Stock ($.001    2,789,068        $0.40       $1,115,627    $ 102.63
       par value)
  ===========================================================================

  1. Shares of common stock that may be offered for resale pursuant to this registration statement, consist of (i) all of the shares issued or to be issued in connection with the Registrants acquisition of certain assets and executory contracts of Rapid Link, Incorporated (the "Seller") on October 12, 2001, (ii) all shares of common stock issuable upon conversion of a 6% Convertible Debenture issued to GCA Strategic Investment Fund Limited ("GCA") on January 28, 2002 (the "Convertible Debenture"), and (iii) 50,000 shares of common stock issuable upon the exercise of a warrant issued to GCA in connection with the Convertible Debenture. For purposes of estimating the number of shares of common stock to be included in the registration statement, we included (i) the 600,000 shares previously issued to Seller, plus an additional 210,811 shares, representing the estimated additional shares that the Registrant will be required to issue to seller to allow for a guaranteed minimum market value of all shares issued in the acquisition of $300,000 at the time of the effectiveness of this registration statement, assuming that the market value of a share of our common stock is $0.37 as of that date and (ii) 1,928,257 shares, representing the number of shares of common stock issuable upon conversion of the Convertible Debenture, determined as if the Convertible Debenture was converted in full at an estimated conversion price of $0.2852 ; plus (iii) 50,000 shares of common stock issuable upon exercise of the warrant listed above.

  2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the common stock on February 5, 2002 as reported by the NASD OTC Bulletin Board.

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
 SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
  ===========================================================================

 ++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
 The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
 ++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                   PROSPECTUS

                 SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2002

                                2,789,068 SHARES
                      DIAL-THRU INTERNATIONAL CORPORATION
                                  COMMON STOCK
                                   __________

       This Prospectus relates to the resale of up to 2,789,068 shares of our common stock from time to time by the selling shareholders listed on page 8, or their transferees, pledgees, donees or successors.

       The selling shareholders may sell all or any portion of their shares of common stock in one or more transactions through ordinary brokerage Transactions, in private, negotiated transactions, or through any other means described in the section entitled "Plan of Distribution" beginning on page 10. The selling holders are selling these shares for their own account at prices related to the prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling holders, but will pay all registration expenses. The selling holders will pay all selling expenses, including all selling commissions.

       Our Common Stock is traded on the OTC Market and is quoted on the  OTC
 Bulletin Board  under the  symbol "DTIX".   On  February 5,  2002, the  last
 reported sale price for our common stock was $0.37 per share.
                                    ________

       INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3.
                                    ________

       We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
                                    ________

       Our principal executive offices are located at 700 South Flower, Suite 2950, Los Angeles, California 90017, and our telephone number is (213) 627-7599.
                                    ________

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                    ________

               The Date Of This Prospectus Is ___________, 2002


                               TABLE OF CONTENTS
                                                      Page

   RISK FACTORS                                        3
   FORWARD LOOKING STATEMENTS                          7
   THE COMPANY                                         7
   USE OF PROCEEDS                                     8
   SELLING SHAREHOLDERS                                8
   DESCRIPTION OF SECURITIES TO BE REGISTERED          9
   PLAN OF DISTRIBUTION                               10
   LEGAL OPINION                                      10
   EXPERTS                                            10
   WHERE YOU CAN FIND MORE INFORMATION                11




                                 RISK FACTORS

       In  addition  to   the  other  information   in  this  prospectus   or
 incorporated herein by reference, the following risk factors should be considered carefully in evaluating our business before purchasing the shares offered in this prospectus.

 WE HAVE INSUFFICIENT CASH FLOW TO SATISFY DEBT OBLIGATIONS.

      For the years ended October 31, 2001, 2000 and 1999, we recorded net losses from continuing operations of approximately $2.7 million, $11.2 million and $3.8 million, respectively, on revenues from continuing operations of approximately $7.0 million, $8.6 million and $3.1 million, respectively. As a result, we currently have a working capital deficit of over $6 million. In addition, we have a significant amount of trade debt, of which approximately 30% is past due, excluding disputes for overcharges with our underlying carriers of approximately $750,000. To be able to service our debt obligations we must generate significant cash flows and obtain additional financing.

      We did not commence our Telecommunications Business until early 1998 and our limited operating history makes it difficult to accurately assess our general prospects in this industry and the effectiveness of our business strategy. In addition, we have limited meaningful historical financial data upon which to forecast our future sales and operating expenses. Our future performance will also be subject to prevailing economic conditions and to financial, business and other factors. Accordingly, we cannot assure you that we will successfully implement our business strategy or that our actual future cash flows from operations will match our current projections or be sufficient to satisfy our debt obligations and working capital needs.

      To  implement  our  business  strategy,  we  will  also  need  to  seek additional financing. There is no assurance that adequate levels of additional financing will be available at all or on acceptable terms. In addition, any additional financing could result in significant dilution to our existing stockholders. If we are unable to obtain additional financing on terms that are acceptable to us, we could be forced to dispose of assets to make up for any shortfall in the payments due on our debt under circumstances that might not be favorable to realizing the highest price for those assets. A substantial portion of our assets consist of intangible assets, the value of which will depend upon a variety of factors, including without limitation, the success of our business. As a result, we cannot assure you that our assets could be sold quickly enough, or for amounts sufficient, to meet our obligations.

      If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on our trade debt and other indebtedness, we may not be able to continue our operations.

 THE CONVERSION OF OURCONVERTIBLE DEBENTURES AND THE EXERCISE OF THE RELATED WARRANTS COULD RESULT IN SUBSTANTIAL NUMBERS OF ADDITIONAL SHARES BEING ISSUED.

     On January 28, 2002, we issued a Convertible Debenture to GCA Strategic Investment Fund Limited ("GCA") in the original principle amount of $550,000 together with a warrant to purchase 50,000 shares of our common stock with a current exercise price of $0.40 per share. The Convertible Debenture converts into shares of our common stock at a floating per share conversion price equal to the lower of (i) $0.3531 and (ii) a 15% discount to the market price of our common stock on specified days preceding the conversion date. As a result, the lower the price of our common stock at the time of conversion, the greater the number of shares that GCA will receive.

      On April 11, 2001, we issued a Convertible Debenture to Global Capital Funding Group, L.P. ("Global Capital") in the original principle amount of $1,000,000 together with a warrant to purchase 100,000 shares of our common stock with a current exercise price of $.89 per share. The Convertible Debenture converts into shares of our common stock at a floating per share conversion price equal to the lower of (i) $0.8631 and (ii) a 20% discount to the market price of our common stock on specified days preceding the conversion date. As a result, the lower the price of our common stock at the time of conversion, the greater the number of shares that Global Capital will receive.

     To the extent that these Convertible Debentures are converted into common stock, a significant number of shares of common stock may be sold into the market, which could decrease the price of our common stock and encourage shorts sales by selling securityholders or others. Short sales could place further downward pressure on the price of our common stock. In that case, we could be required to issue an increasingly greater number of shares of our common stock upon future conversions of these Convertible Debentures, sales of which could further depress the price of our common stock.

 OUR MARKET IS EXTREMELY COMPETITIVE.

      The market for our products and services is highly competitive. We face competition from multiple sources, many of which have greater financial resources and a substantial presence in our markets and offer products or services similar to our services. Therefore, we may not be able to successfully compete in our markets, which could result in a failure to implement our business strategy, adversely affecting our ability to attract and retain new customers. In addition, competition within the industries in which we operate is characterized by, among other factors, price and the ability to offer enhanced services. Significant price competition would reduce the margins realized by us in our telecommunications operations. In addition, many competitors have greater financial resources to devote to research, development and marketing, and may be able to respond more quickly to new or merging technologies and changes in customer requirements. If we are unable to provide cutting-edge technology and value-added Internet products and services, then we will be unable to compete in certain segments of the market, which could have a material adverse effect on our business, results of operations and financial condition.

 WE MUST COMPLY WITH SIGNIFICANT GOVERNMENT REGULATION IF OUR BUSINESS IS TO SUCCEED.

      The legal and regulatory environment pertaining to the Internet is uncertain and changing rapidly as the use of the Internet increases. For example, in the United States, the FCC is considering whether to impose surcharges or additional regulations upon certain providers of Internet telephony.

      In addition, the regulatory treatment of Internet telephony outside of the United States varies from country to country. There can be no assurance that there will not be legally imposed interruptions in Internet telephony in these and other foreign countries. Interruptions or restrictions on the provision of Internet telephony in foreign countries may adversely affect our ability to continue to offer services in those countries, resulting in a loss of customers and revenues.

      New regulations could increase the cost of doing business over the Internet or restrict or prohibit the delivery of our products or services using the Internet. In addition to new regulations being adopted, existing laws may be applied to the Internet. Newly existing laws may cover issues that include sales and other taxes, access charges, user privacy, pricing controls, characteristics and quality of products and services, consumer protection, contributions to the Universal Service Fund, an FCC-Administered Fund for the support of local telephone service in rural and high-cost areas, cross-border commerce, copyright, trademark and patent infringement, and other claims based on the nature and content of Internet materials.

 TECHNOLOGY CHANGES MAY HAVE AN ADVERSE EFFECT ON US.

      The industries in which we compete are characterized, in part, by rapid growth, evolving industry standards, significant technological changes and frequent product enhancements. These characteristics could render existing systems and strategies obsolete and require us to continue to develop and implement new products and services, anticipate changing consumer demands and respond to emerging industry standards and technological changes. No assurance can be given that we will be able to keep pace with the rapidly changing consumer demands, technological trends and evolving industry standards.

 WE ARE DEPNEDENT ON CERTAIN STRATEGIC RELATIONSHIPS.

      Our international business, in part, is dependent upon relationships with distributors, governments or providers of telecommunications services in foreign markets. The failure to develop or maintain these relationships could result in a material adverse effect on our financial condition and results of operations.

 OUR SUCCESS IS DEPENDANT ON AND ABILITY TO RECRUIT AND RETAIN KEY MANAGEMENT AND TECHNICAL PERSONNEL.

      Our success depends to a significant extent on our ability to attract and retain key personnel. In particular, we are dependent on our senior management team and personnel with experience in the telecommunications industry and experience in developing and implementing new products and services within the industry. Our future success will depend, in part, upon our ability to attract and retain key personnel.

 IF WE ARE UNABLE TO OVERCOME THE RISKS INHERENT IN EXPANSION, OUR BUSINESS WILL FAIL.

      We intend to expand our VoIP network and the range of enhanced telecommunications services that we provide. Our expansion prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new and rapidly evolving markets. To address these risks, we must, among other things:

        -    respond to competitive developments;

        -    succeed in our marketing efforts; and

        -    upgrade our products, services and technologies.

        We cannot assure you that we will be successful in addressing the risks we face or that we will be successful in our proposed expansion activities. The failure to do so would have a material adverse effect on our business and financial condition.

 THE PRICE OF OUR COMMON STOCK MAY BE SUBJECT TO VOLATILE CHANGES.

      We cannot ensure that an active trading market for the common stock exists or will exist in the future. However, even if the trading market for the common stock exists, the price at which the shares of common stock trade is likely to be subject to significant volatility. The market for the common stock may be influenced by many factors, including the depth and liquidity of the market for our common stock, investor perceptions of us, and general economic and similar conditions.

 OUR STOCKHOLDERS MAY FACE  LIQUIDITY PROBLEMS WHEN THEY  SEEK TO SELL  THEIR
 SHARES.

      Our common stock currently trades on the OTC Bulletin Board. Therefore, no assurances can be given that a liquid trading market will exist at the time any investor desires to dispose of any shares of the our common stock. In addition, our common stock is subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1 million or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. Consequently, both the ability of a broker-dealer to sell our common stock and the ability of holders of our common stock to sell their securities in the secondary market may be adversely affected. The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is to sell the securities as a market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result of the additional suitability requirements and disclosure requirements imposed by the "penny stock" rules, an investor may find it more difficult to dispose of our common stock.

 WE HAVE NOT DECLARED DIVIDENDS.

      We have never declared or paid any cash dividends on our common stock and do not presently intend to pay cash dividends on our common stock in the foreseeable future.

                          FORWARD-LOOKING STATEMENTS

       This prospectus, including the information incorporated by reference, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipates," "believe," "estimate" and "continue" or similar words. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors beginning on page 3 and other uncertainties, certain of which may be detailed from time to time in our periodic reports filed with the SEC.

       As used in this Prospectus, unless the context requires otherwise, "we" means Dial-Thru International Corporation.

                                  THE COMPANY

       Dial-Thru is a facilities-based, global Internet Protocol ("IP") communications company providing connectivity to international markets experiencing significant demand for IP enabled services. We provide a variety of international telecommunications services targeted to small and medium sized enterprises that include the transmission of voice and data traffic and the provision of Web-based and other communications services. We utilize Voice over Internet Protocol ("VoIP") packetized voice technology (and other compression techniques) to improve both cost and efficiencies of telecommunication transmissions, and are developing a private VoIP network. We utilize digital fiber optic cable, oceanic cable transmission facilities, international satellites and the Internet to transport our communications.

       VoIP is voice communication that has been converted into digital packets and is then addressed, prioritized, and transmitted over any form of broadband network utilizing the technology that makes the Internet possible. These technologies allow us to transmit voice communications with the same high-density compression as networks initially designed for data transmission, and at the same time utilize a common network for providing customers with data and enhanced Web-based services.

       We primarily focus on markets where competition is not as keen, thereby giving us opportunities for greater profit margins. These markets include regions where the deregulation of telecommunications services has not been completed and smaller markets that have not attracted large multi-national providers. South Africa, Asia, and parts of South America offer the greatest abundance of these target markets.

       Cooperating with overseas carriers and the incumbent, usually government owned, telephone companies, gives us better opportunities to engage in the co-branding of jointly marketed products, including IP-based enhancements that they have developed, rather than simply basing a strategy on pricing arbitrage. As a result, we are proactively invited to participate in, rather than reactively prevented from entering into, new markets.

       Unlike many new VoIP carriers in the market today, we are focused on retail telecommunications sales to business customers, including enhanced product offerings, not just wholesale voice traffic. A portfolio of enhanced offerings provides us with the opportunity for higher profit margins and better customer loyalty.

      In tandem with overseas partners, we are deploying a "book-end" strategy by targeting markets at both ends of international circuits. As an example, while cooperating with our partners to target the small and medium sized enterprise market in a selected foreign region, we also target corresponding expatriates and foreign owned businesses back in the US.

      Cooperating with incumbent carriers in emerging markets also gives us the added benefit of being able to develop and exploit labor cost advantages not found in mature markets. For example, we plan to develop new and extremely low-cost call center applications that will tie into and enhance our new Web and VoIP applications. By relying on VoIP and IP, rather than traditional voice technology, we ensure that our network infrastructure is extremely cost-effective.

      On October 12, 2001, we acquired the assets and certain of the liabilities of Rapid Link, Incorporated, a provider of VOIP and voice communications services to both wholesale and retail customers worldwide. The acquisition will enhance our product offerings, as well as our ability to more quickly and effectively roll out our VoIP strategy through the engineering and operational expertise acquired.

       Our principal executive offices are located at 700 South Flower, Suite 2950, Los Angeles, California 90017, and our telephone number is (213) 627-7599.

                                USE OF PROCEEDS

       We will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

                             SELLING SHAREHOLDERS

       The following table sets forth the number of shares of common stock owned by the selling shareholders.

                      Shares Beneficially Owned    Shares Beneficially Owned
 Name of Selling            Before Offering            After Offering (5)
 Shareholder            Number (1)    Percent (4)   Number (1)  Percent (4)
 ----------------------------------------------------------------------------
 GCA Strategic           1,978,257(2)    12.53%         0%           0%
 Investment Fund
 Limited

 Bankruptcy Estate of      810,811(3)    5.55%          0%           0%
 Rapid Link,
 Incorporated


 1. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that the selling shareholders have the right to acquire pursuant to the exercise of warrants and options exercisable within 60 days are deemed to be outstanding and beneficially owned by the person holding the warrants for the purpose of computing the number of shares beneficially owned.

 2. Represents the estimated number of shares of common stock issuable upon conversion of our 6% Convertible Debenture issued on January 28, 2002 to GCA, assuming a conversion price of $0.2852; plus, the number of shares of common stock issuable upon the exercise of the Warrant issued on January 28, 2002 to GCA.

 3. Represents the actual number of shares of common stock issued and the estimated number of shares issuable in connection with the acquisition of certain assets and executory contracts of Rapid Link, Incorporated, on October 12, 2001, assuming that the market value of our common stock is $0.37 on the date that this registration statement that includes this prospectus is declared effective.

 4. Calculation based on 13,808,494 shares issued and outstanding as of February 5, 2002.

 5. Assumes the sale of all shares of common stock offered hereby.

       This Registration Statement will also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.

                  DESCRIPTION OF SECURITIES TO BE REGISTERED

       As of the date  of this prospectus, we are  authorized to issue up  to
 44,169,100 shares  of  common  stock.    As of  February  5,  2002,  we  had
 13,808,494 shares of common stock issued and outstanding.

 Dividends

       The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment.

 Rights Upon Liquidation

       In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

 Voting Rights

       The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

 Miscellaneous

       The holders of common stock are not entitled to redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Our common stock is traded on the OTC Market under the symbol "DTIX."

                              PLAN OF DISTRIBUTION

       We are registering this offering of shares on behalf of the selling shareholders, and we will pay all costs, expenses and fees related to such registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses and the expenses of any special audits or "cold comfort" letters. The selling shareholders will pay all selling expenses, all fees and disbursements of their counsel and all other marketing expenses.

       The selling shareholders may  sell their shares from  time to time  in one or more transactions through ordinary brokerage transactions or in private, negotiated transactions. The selling shareholders will determine the prices at which they sell their shares. Such transactions may or may not involve brokers or dealers.

       If the selling shareholders use a broker-dealer to complete their sale of the shares, that broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from you, as purchaser (which compensation might exceed customary commissions).

       The selling shareholders may indemnify any agent, dealer or broker-dealer that participates in sales of the shares against similar liabilities.


                                 LEGAL OPINION

       The validity of the common stock offered hereby will be passed on for us by Riordan and McKinzie, 300 South Grand Avenue, Suite 2900, Los Angeles, CA 90071.

                                    EXPERTS

       Our consolidated financial statements as of and for the Fiscal Year Ended October 31, 2001 appearing in our Annual Report on Form 10-K and incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and incorporated by reference, in reliance upon the authority of said firm as experts in giving said reports.

      Our consolidated financial statements as of and for the Fiscal Years Ended October 31, 2000 and 1999 appearing in our Annual Report on Form 10-K and incorporated herein by reference have been audited by King Griffin & Adamson P.C., independent public accountants, as indicated in their reports with respect thereto, and incorporated by reference, in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

       The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (1) Our Annual Report on Form 10-K for the year ended October 31, 2001 filed with the SEC on January 29,2002;
     (2) The description of our Common Stock included in our registration statement on Form 10 filed with the SEC on January 6, 1994, including any other amendment or report filed for the purpose of updating such information.

       You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

            Dial-Thru International Corporation
            700 South Flower, Suite 2950
            Los Angeles, California 90017
            Attn:   Corporate Secretary
            Telephone: (213) 627-7599
            www.dialthru.com

       You should rely only on information incorporated by reference or provided in this Prospectus and any prospectus supplement. No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this Prospectus.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.  Other Expenses of Issuance and Distribution.

       The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee. The selling shareholders will not be responsible for the payment of any of these costs and expenses.

                                                   To Be Paid
                                                     By The
                                                   Registrant
                                                   ----------
            SEC registration fee                  $       106
            Accounting fees and expenses          $     5,000
            Legal fees and expenses               $     5,000
            Miscellaneous                         $     2,000
                                                   ----------
                                                  $    12,106
                                                   ==========

  Item 15.  Indemnification of Directors and Officers.

       Article 10 of our Certificate of Incorporation and Section 11.1 of our Bylaws provide for indemnification of our directors, officers, employees and agents (including the advancement of expenses) to the fullest extent permitted by Delaware law.

  Item 16.  Exhibits.

       The  following  exhibits  are  incorporated  by  reference   into  this
 registration statement:

   Exhibit
     No.                         Description of Documents
   -------                       ------------------------
    2.1 Agreement and Plan of Merger dated as of January 30, 1998, among Canmax Inc., CNMX MergerSub, Inc. and USCommunications Services, Inc. (filed as Exhibit 2.1 to USCommunications Services' Form 8-K dated January 30, 1998 (the "USC 8-K"), and incorporated herein by reference)
    2.2 Rescission Agreement dated June 15, 1998 among Canmax Inc., USC and former principals of USC (filed as Exhibit 10.1 to USCommunications Services' Form 8-K dated January 15, 1998 (the "USC Rescission 8-K"), and incorporated herein by reference)
    2.3    Asset  Purchase  Agreement  by  and  among   Affiliated   Computer
           Services, Inc., Canmax and Canmax Retail Systems, Inc. dated September 3, 1998 (filed as Exhibit 10.1 to the Registrant's Form 8-K dated December 7, 1998 and incorporated herein by reference)
    2.4 Asset Purchase Agreement dated November 2, 1999 among ARDIS Telecom & Technologies, Inc., Dial-Thru International Corporation, a Delaware corporation, Dial-Thru International Corporation, a California corporation, and John Jenkins (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated November 2, 1999 and incorporated herein by reference)
    2.5 Stock and Asset Purchase Agreement, dated as of September 18, 2001, by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation (filed as Exhibit 2.1 to the Registrant's Report on Form 8-K dated October 12, 2001 and incorporated herein by reference)
    2.6 First Amendment to Stock and Asset Purchase Agreement, dated as of September 21, 2001, by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation (filed as
           Exhibit 2.2 to the Registrant's Report on Form 8-K dated October 12, 2001 and incorporated herein by reference)
    2.7 Second Amendment to Stock and Asset Purchase Agreement, dated as of October 12, 2001, by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation (filed as Exhibit
           2.3 to the Registrant's Report on Form 8-K dated October 12, 2001 and incorporated herein by reference)
    2.8 Third Amendment to Stock and Asset Purchase Agreement, dated as of October 30, 2001, by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation (filed as Exhibit
           2.4 to the Registrant's Report on Form 8-K/A dated October 12, 2001 and incorporated herein by reference)
    2.9 Fourth Amendment to Stock and Asset Purchase Agreement, dated as of November 30, 2001, by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation (filed as
           Exhibit 2.5 to the Registrant's Report on Form 8-K/A dated October 12, 2001 and incorporated herein by reference)
    3.1 Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K dated January 31,2000 and incorporated herein by reference)
    3.2 Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K dated January 31, 2000 and incorporated herein by reference)
    4.1 Securities Purchase Agreement issued January 28, 2002 between Dial Thru International Corporation and GCA Strategic Investment Fund Limited
    4.2 Registration Rights Agreement dated January 28, 2002 between Dial Thru International Corporation and GCA Strategic Investment Fund Limited
    4.3 6% Convertible Debenture of Dial Thru International Corporation and GCA Strategic Investment Fund Limited
    4.4 Common Stock Purchase Warrant dated January 28, 2002 between GCA Strategic Investment Fund Limited and Dial Thru International Corporation
    4.5 Securities Purchase Agreement issued April 11, 2001 (filed as exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 2001 and incorporated herein by reference)
    4.6 Registration Rights Agreement dated April 6, 2001 between Dial Thru International Corporation and Global Capital Funding Group, L.P. (filed as Exhibit 4.2 to the Company's Form S-3, File #333-71406, filed on October 11, 2001 and incorporated herein by reference)
    4.7 6% Convertible Debenture of Dial Thru International Corporation and Global Capital Funding Group, L.P. (filed as Exhibit 4.3 to the Company's Form S-3, File #333-71406, filed on October 11, 2001 and incorporated herein by reference)
    4.8 Form of Common Stock Purchase Warrant dated April 11, 2001 between Global Capital Funding Group, L.P. and Dial Thru International Corporation (filed as Exhibit 4.4 to the Company's Form S-3, File #333-71406, filed on October 11, 2001 and incorporated herein by reference)
    4.9 Common Stock Purchase Warrant dated April 6, 2001 between D.P. Securities, Inc. and Dial Thru International Corporation (filed as
           Exhibit 4.5 to the Company's Form S-3, File #333-71406, filed on October 11, 2001 and incorporated herein by reference)
    5.1    Opinion of Riordan & McKinzie.*
   23.1 Consent of Riordan & McKinzie (included in the opinion filed as Exhibit 5.1).
   23.2    Consent of King Griffin & Adamson P.C.
   23.3    Consent of Arthur Andersen LLP
   24.1 Power of Attorney (set forth on signature page of the registration statement).

      *To be filed by amendment.

  Item 17.  Undertakings.

       (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 2002.

                         DIAL-THRU INTERNATIONAL CORPORATION

                         By:  /S/ John Jenkins
                              ------------------------------------
                              John Jenkins
                              Chairman, Chief Executive Officer and President

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Jenkins his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to registration statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, including any registration statement pursuant to Rule 462 under Securities Act, with the Securities and Exchange Commission.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                  Title                          Date
       ----------                  -----                          ----
 /s/ John Jenkins         Chairman, Chief Executive         February 12, 2002
 John Jenkins             Officer, President, Director
                          and Attorney-in-Fact

 /s/ Allen Sciarillo      Chief Financial Officer,          February 12, 2002
 Allen Sciarillo          Secretary, (Principal Accounting
                          Officer and Principal Financial
                          Officer)

 /s/Robert M. Fidler      Director                          February 12, 2002
 Robert M. Fidler

 /s/ Nick DeMare          Director                          February 12, 2002
 Nick Demare

 /s/ Lawrence Vierra      Executive Vice President          February 12, 2002
 Lawrence Vierra          and Director

                               INDEX TO EXHIBITS

   Exhibit
     No.                    Description of Documents
   -------                  ------------------------

    4.1 Securities Purchase Agreement issued January 28, 2002 between Dial Thru International Corporation and GCA Strategic Investment Fund Limited
    4.2 Registration Rights Agreement dated January 28, 2002 between Dial Thru International Corporation and GCA Strategic Investment Fund Limited
    4.3 6% Convertible Debenture of Dial Thru International Corporation and GCA Strategic Investment Fund Limited
    4.4 Common Stock Purchase Warrant dated January 28, 2002 between GCA Strategic Investment Fund Limited and Dial Thru International Corporation
    5.1    Opinion of Riordan & McKinzie.*
   23.1 Consent of Riordan & McKinzie (included in the opinion filed as Exhibit 5.1).
   23.2    Consent of King Griffin & Adamson P.C.
   23.3    Consent of Arthur Andersen LLP
   24.1 Power of Attorney (set forth on signature page of the Registration Statement).

       *To be filed by amendment